UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2019
  ________________________________________

Masonite International Corporation
(Exact name of registrant as specified in its charter)
  ________________________________________

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)

(800) 895-2723
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
 ________________________________________

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (no par value)	DOOR	New York Stock Exchange
(Title of class)	(Trading symbol)	(Name of exchange on which registered)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, Masonite International Corporation (the "Company") appointed Howard C. Heckes as President and Chief Executive Officer of the Company, effective June 3, 2019. On May 13, 2019, the Board of Directors (the "Board") of the Company appointed Mr. Heckes as a director, effective June 3, 2019. Mr. Heckes succeeds Frederick J. Lynch, President and Chief Executive Officer, who has resigned from the Board effective June 2, 2019, in connection with his previously disclosed retirement from the Company.
In connection with his retirement, effective May 14, 2019, the Company and Mr. Lynch entered into a consulting agreement pursuant to which Mr. Lynch agreed to provide consulting services for a period commencing on June 3, 2019 and ending on June 2, 2020 (the "Consulting Period"), subject to earlier termination upon 15 days' advance written notice by either party or extension of the term based on mutual agreement. As consideration for the consulting services to be provided by Mr. Lynch during the Consulting Period, we agreed to provide (a) for the continued vesting of his outstanding restricted stock units, performance restricted stock units and stock appreciation rights while the Consulting Agreement remains in effect and (b) a modification to the stock appreciation right grant agreements so that vested stock appreciation rights can be exercised at any time up and until 90 days following the termination of the Consulting Agreement, subject to earlier expiration of the term of the applicable award.
Based on the foregoing, the restricted stock unit agreements, the performance restricted stock unit agreements, and the stock appreciation rights agreements, each between us and Mr. Lynch, were amended to provide for such continued vesting and the exercise period extension under the stock appreciation rights pursuant to an Omnibus Amendment between us and Mr. Lynch, effective as of May 14, 2019 (the "Equity Award Amendment").
The foregoing description of the Consulting Agreement and the Equity Award Amendment does not purport to be a complete description and is qualified in its entirety by the full text of the Consulting Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference, and the Equity Award Amendment, which is filed as Exhibit 10.2 and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 14, 2019, the Company held the 2019 Annual General Meeting of Shareholders (the "Annual Meeting") at the University Club of Tampa in Tampa, Florida. A total of 23,737,206 shares of the Company's common stock, out of a total of 25,560,288 shares of the Company's common stock outstanding and entitled to vote as of the record date, were present in person or represented by proxies. Each of the proposals is described in detail in the Proxy Statement relating to the Annual Meeting filed with the SEC on March 25, 2019 (the "Proxy Statement"). The final results for the votes regarding each proposal are set forth below.

Proposal 1 - Election of Directors
The following directors were elected to the Board at the Annual Meeting to serve as Directors until the Company's 2020 Annual General Meeting of Shareholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Frederick J. Lynch	22,542,842	514,422	679,942
Jody L. Bilney	22,921,696	135,568	679,942
Robert J. Byrne	22,933,718	123,546	679,942
Peter R. Dachowski	22,630,885	426,379	679,942
Jonathan F. Foster	22,561,483	495,781	679,942
Thomas W. Greene	22,905,555	151,709	679,942
Daphne E. Jones	22,927,945	129,319	679,942
George A. Lorch	22,919,471	137,793	679,942
William S. Osterle	22,926,451	130,813	679,942
Francis M. Scricco	22,905,412	151,852	679,942
Proposal 2 - Advisory Vote on Executive Compensation
The Company's shareholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as described in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
22,166,456	887,693	3,115	679,942
Proposal 3 - Appointment of Independent Registered Public Accounting Firm
The shareholders voted at the Annual Meeting to approve the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2019.

For	Against	Abstain	Broker Non-Votes
23,711,992	24,553	661	—
Item 9.01 Financial Statements Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, dated as of May 14, 2019, by and between Masonite International Corporation and Frederick J. Lynch
10.2	Omnibus Amendment to Masonite International Corporation restricted stock unit agreements, performance restricted stock unit agreements and stock appreciation rights agreements, dated as of May 14, 2019, by and between Masonite International Corporation and Frederick J. Lynch

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	May 17, 2019	By:	/s/ Russell T. Tiejema
		Name:	Russell T. Tiejema
		Title:	Executive Vice President and Chief Financial Officer

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